POWER OF ATTORNEY

(For Executing Form ID, Forms 3, 4 and 5, Form 144, and Schedules 13D and 13G)

Know all by these presents that the undersigned hereby constitutes and appoints each of Matthias Alder, Christopher Schnittker, Ethan Danfer, Christian Plaza, Darren DeStefano, Brian Leaf and Nicole Betancourt, signing singly, the undersigneds true and lawful attorney-in-fact to:

(1) Prepare, execute in the undersigneds name and on the undersigneds behalf, and submit to the Securities and Exchange Commission a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the Securities and Exchange Commission of reports required by Section 16(a) and Section 13(d) and 13(g) of the Securities Exchange Act of 1934 or any rule or regulation of the Securities and Exchange Commission;

(2) Execute for and on behalf of the undersigned (a) Forms 3, 4 and 5 (including amendments thereto and joint filing agreements in connection therewith) in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, (b) Form 144 and (c) Schedules 13D and 13G (including amendments thereto and joint filing agreements in connection therewith) in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934 and the rules thereunder;

(3) Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Form 144 or Schedule 13D or 13G
(including amendments thereto and joint filing agreements in connection therewith) and timely file such Forms or Schedules with the Securities and Exchange Commission and any stock exchange, self-regulatory association or any other authority; and

(4) Take any other action of any type whatsoever in connection with the foregoing that, in the opinion of each such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as the attorney-in-fact may approve in the attorney-in-facts discretion.


The undersigned hereby grants to each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact, or the attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, and their substitutes, in serving in such capacity at the request of the undersigned, are not assuming (nor is Micromet, Inc. assuming) any of the undersigneds responsibilities to comply with Section 16, Section 13(d) or Section 13(g) of the Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5, Form 144 and Schedules 13D and 13G (including amendments thereto and joint filing agreements in connection therewith) with respect to the undersigneds holdings of and transactions in securities issued by Micromet, Inc., unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.


Dated:  09/03/07		/s/Mark L. Reisenauer
				Signature


				Mark L. Reisenauer
				Printed Name